UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 13, 2006 (July 7, 2006)

PROTALEX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28385	91-2003490
(Commission File Number)	(IRS Employer Identification No.)

145 Union Square Drive, New Hope, PA	18938
(Address of Principal Executive Offices)	(Zip Code)

215-862-9720
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

Effective July 7, 2006, Protalex, Inc. (the “Company”) and certain holders of the Company’s common stock agreed to terminate the First Amended and Restated Shareholder Agreement (the “Shareholder Agreement”). The Shareholder Agreement contained a voting agreement which obligated parties to the agreement to fix and maintain the number of directors at seven and to cause and maintain the election of one candidate designated by vSpring SBIC, L.P. (“vSpring”) to the Company’s Board of Directors.

Parties to the Shareholder Agreement included G. Kirk Raab, Chairman of the Company’s Board of Directors, Steven H. Kane, President, Chief Executive Officer and Director of the Company, Frank M. Dougherty, Director of the Company, Marc L. Rose, Vice President of Finance, Chief Financial Officer, Treasurer and Corporate Secretary of the Company, Thomas P. Stagnaro, a Director of the Company, vSpring, Integral Capital Partners VI, L.P., and SF Capital Partners Ltd.

The Shareholder Agreement was terminated pursuant to a Termination of First Amended and Restated Shareholder Agreement (the “Termination Agreement”) entered into by vSpring, certain original investors of the Company and a majority-in-interest of the investors who were a party to the Shareholder Agreement. The Termination Agreement is attached to this Current Report on Form 8K as Exhibit 99.1 and its terms are incorporated by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits

99.1	Termination of First Amended and Restated Shareholder Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protalex, Inc. (Registrant)

Date: 7/13/06	/s/ Marc L. Rose
By: Marc L. Rose
Title: Vice President of Finance, Chief Financial Officer, Treasurer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	First Amended and Restated Shareholder Agreement